UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2012

Obagi Medical Products, Inc.
(Exact name of registrant as specified in its charter)

001-33204
(Commission File Number)

Delaware	22-3904668
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way, Suite 500, Long Beach, CA 90806
 (Address of principal executive offices, with zip code)

(562) 628-1007
(Registrant’s telephone number, including area code)
Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

The response to Item 2.03 is hereby incorporated by reference in its entirety in response to Item 1.01 of this Current Report on Form 8-K.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

 On April 17, 2012, Obagi Medical Products, Inc. and its wholly-owned subsidiary OMP, Inc. (collectively, the “Company”)  entered into a second amendment (the “Amendment”) to the Amended and Restated Revolving Credit and Term Loan Agreement, dated as of November 3, 2010, by and among the financial institutions from time to time signatory thereto (the “Lenders”), Comerica Bank, as Administrative Agent for the Lenders (“Comerica”), and the Company, as previously amended (the “Original Agreement”). The Amendment is retroactively effective as of March 30, 2012.

Pursuant to the terms of the Original Agreement, the Lenders have agreed to make available to the Company: (i) up to $20.0 million in a revolving credit facility (the “Facility”); and (ii) one or more term loans in an aggregate amount of up to $15.0 million (the “Term Loans”). Under the terms of the Original Agreement, the Company could draw down on the Facility until the earlier to occur of: (i) July 1, 2012; and (ii) the date on which the Revolving Aggregate Commitment (as defined in the Original Agreement) terminated. In addition, under the Original Agreement the Company was entitled to borrow under the Term Loans until the earliest to occur of: (i) the date the aggregate outstanding principal balance of the Term Loans equaled $15.0 million; (ii) May 3, 2012; or (iii) the date the Company requested to close out the Term Loans.

The Original Agreement also allowed the Company to repurchase equity interests with an aggregate repurchase or redemption price of $50.3 million under a stock repurchase program that met certain conditions, and to make certain intercompany loans or investments in any of its domestic subsidiaries in an amount not to exceed $50,000, without having to first obtain the prior consent of Comerica.

Under the Amendment, the Company can now draw down on the Facility until the earlier to occur of: (i) July 1, 2014; and (ii) the date on which the Revolving Credit Aggregate Commitment terminates.  In addition, the Company can borrow under the Term Loans until the earliest to occur of: (i) the date the aggregate outstanding principal balance of the Term Loans equals $15.0 million; (ii) July 1, 2013; or (iii) the date the Company requests to close out the Term Loans.

The Amendment also enables the Company to repurchase equity interests with an aggregate repurchase or redemption price of $70.3 million under a stock repurchase program that meets certain conditions, and to make certain intercompany loans or investments in any of its domestic subsidiaries in an amount not to exceed $12.0 million (provided that the $50,000 limit still applies to any domestic subsidiary that is a guarantor under the Original Agreement), without having to first obtain the prior consent of Comerica.

As of the date of the Amendment, the Company had no outstanding balance on the Facility or the Term Loans.

The description of the Amendment to the Original Agreement set forth above is qualified in its entirety by reference to the actual terms of  such Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Second Amendment to Amended and Restated Revolving Credit and Term Loan Agreement by and between Comerica and the Company

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBAGI MEDICAL PRODUCTS, INC.

Date: April 18, 2012	By:	/s/ Preston S. Romm
Preston S. Romm
Chief Financial Officer